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                                                                   Exhibit 2.3


                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER
               BETWEEN UROQUEST CORPORATION, BMT ACQUISITION CO.
                                 AND BMT, INC.


         This Amendment to Agreement and Plan of Merger (this "Amendment") is dated as of September 27, 1996, and is an amendment to the Agreement and Plan of Merger dated as of June 27, 1996 (the "Merger Agreement"), among UroQuest Corporation, a Florida corporation ("UroQuest"), BMT Acquisition Co., a Delaware corporation, and wholly-owned subsidiary of UroQuest ("Sub") and BMT, Inc., an Indiana corporation ("BMT").

                                    RECITALS

         A. UroQuest, Sub and BMT have previously entered into the Merger Agreement.

  B. UroQuest, Sub and BMT have agreed to amend the Merger Agreement as described herein.

                                   AGREEMENT

         In consideration of the premises and the mutual representations, warranties, covenants and agreements herein set forth and in the Merger Agreement, the parties to this Amendment have agreed to amend the Merger Agreement as follows:

                 1. Share Consideration. Article II, Section 2.04, subparagraphs (a) and (b) are hereby amended to read as follows:

         "2.04  Merger Consideration and Conversion of Shares.

                          (a) The consideration to be paid for all issued and outstanding shares of BMT Common Stock shall consist of (i) $10,000,000 in cash (the "Cash Consideration"), and (ii) 2,500,000 shares of UroQuest Common Stock (the "Share Consideration") after giving effect to the planned 1 for 3.5 reverse stock split in connection with the reincorporation of UroQuest into Delaware.

                          (b) At the Effective Time of the Merger, each issued and outstanding share of BMT Common Stock, by virtue of the Merger, and without any action on the part of the holder thereof, automatically shall be converted into and shall become the right to receive, without interest, the following:

                                  (i) Cash in the amount equal to the Cash Consideration, divided by the number of shares of BMT Common Stock issued and outstanding as of the Effective Time of the Merger; and





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                                  (ii)     The number of shares of UroQuest
                 Common Stock obtained by dividing the Share Consideration by the number of shares of BMT Common Stock issued and outstanding as of the Effective Time of the Merger."

                 2. Effective Date. This Amendment shall become effective upon its approval by the respective Boards of Directors of UroQuest, Sub and BMT and the stockholders of Sub and BMT.

                 3. Registration Statement. UroQuest has delivered to BMT copies of the latest draft of Amendment No. 2 to the Registration Statement for distribution to the stockholders of BMT.

                 4. Grant of Stock Options. BMT hereby consents to the grant of options to J.J. Donohue to purchase 71,429 shares of UroQuest Common Stock (after the planned 1 for 3.5 reverse stock split in connection with the reincorporation of UroQuest into Delaware) pursuant to his employment by UroQuest.

                 5. Termination. The date "October 31, 1996" in Article X, Section 10.01(b) is hereby changed to "November 10, 1996."

                 6. Capital Structure of UroQuest. Approval, authorization, execution and delivery of this Amendment is expressly conditioned upon the authorized and outstanding shares of capital stock of UroQuest remaining through the date of the Final Closing as described under the caption "Capitalization" in the latest draft of Amendment No. 2 to the Registration Statement referenced in paragraph 3 above except (a) the issuance of an additional 502,500 shares of UroQuest Common Stock pursuant to the exercise of the underwriters' overallotment option in the Initial Public Offering and (b) such other changes as may be approved by BMT. This paragraph shall have no further force and effect upon consummation of the Final Closing.

                 7. Merger Agreement. Except to the extent expressly amended herein, all of the existing terms and provisions of the Merger Agreement remain in full force and effect.





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         IN WITNESS WHEREOF, the parties to this Amendment have caused this
Amendment to be duly executed as of the date first above written.


                                       UROQUEST CORPORATION



                                       By:   /s/ Eric Hale
                                          --------------------------------
                                               Eric Hale, President


                                       BMT ACQUISITION CO.


                                       By:   /s/ Eric Hale
                                          --------------------------------
                                               Eric Hale, President


                                       BMT, INC.


                                       By:   /s/ Tom Brandt
                                          --------------------------------
                                               Tom Brandt, President